QuickLinks -- Click here to rapidly navigate through this document

Exhibit No. 99.2

        NOTICE OF GUARANTEED DELIVERY

Offer to Exchange Any and All Outstanding
11.50% Senior Secured Second Lien Notes Due 2019 (The "Existing Notes")
($565,000,000 In Aggregate Principal Amount Outstanding)
For
11.50% Senior Secured Second Lien Notes Due 2019 (The "Exchange Notes")
And
Guarantees Of The Exchange Notes By
Mountaineer Park, Inc., Presque Isle Downs, Inc. And Scioto Downs, Inc.,

each a wholly-owned subsidiary of MTR Gaming Group, Inc.

Pursuant to the Prospectus Dated [                                    ], 2011

THE EXCHANGE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2012, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, THE "EXPIRATION DATE").

The Exchange Agent for the Exchange Offer is:
WILMINGTON TRUST, NATIONAL ASSOCIATION

By Regular Mail, Overnight Courier or
In Person (By Hand Only):
Wilmington Trust, National Association
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attn: Sam Hamed

By Facsimile Transmission:	Confirm Facsimile Transmission By Telephone:
(302) 636-4139 Attention: Sam Hamed	(302) 636-6181

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        As set forth in the prospectus, dated [                                                 ], 2011, of MTR Gaming Group, Inc., a Delaware corporation (the "Issuer") under "The Exchange Offer—Guaranteed Delivery Procedures," and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto or an agent's message relating to guaranteed delivery must be used to accept the Issuer's offer to exchange $1,000 principal amount of its 11.50% Senior Secured Second Liens Notes due 2019 (the "Exchange Notes"), all of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its 11.50% Senior Secured Second Lien Notes due 2019 (the "Existing Notes"), if certificates representing such notes are not immediately available, time will not permit the letter of transmittal, certificates representing such notes or other required documents to reach the exchange agent, or the procedures for book-entry transfer (including a properly transmitted agent's message with respect thereto) cannot be completed, prior to the expiration date.

        This form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by a signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures." The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to the Issuers with respect to the Existing Notes tendered pursuant to the exchange offer.

        The undersigned understands that tenders of the Existing Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the Existing Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under "The Exchange Offer—Withdrawal Rights."

        The undersigned understands that the exchange of any Exchange Notes for Existing Notes will be made only after timely receipt by the exchange agent of (i) the certificates of all physically tendered outstanding notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company), and (ii) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent's message), within three New York Stock Exchange trading days after the execution hereof.

        All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

X
X	Signature(s) of Registered Holder(s) or Authorized Signatory
	Date	Area Code and Telephone Number
Address
	Name(s) of Registered Holder(s)	Principal Amount Tendered (Must be in denominations of $1,000 and any integral multiple thereof)	Certificate No.(s) of Existing Notes (if available)

If Existing Notes will be delivered by book-entry transfer, provide information below:

Name of Tendering Institution:
Account Number with DTC:
Transaction Code Number:

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

        This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for Signature Guarantee)

        The undersigned, a member firm of the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an "eligible institution") hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "The Exchange Offer—Guaranteed Delivery Procedures"), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent's message, within three New York Stock Exchange trading days after the date of execution hereof.

        The eligible institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent's message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

Area Code and Telephone Number:

Dated:                                     , 2012

QuickLinks

  Exhibit No. 99.2